UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported):   April 11, 2019
DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Directors

On April 11, 2019, Glenda E. Hood was appointed to the Board of Directors (the "Board") of Delta Apparel, Inc. (the "Company"), effective immediately. Ms. Hood brings to the Board over 40 years of business, organizational and political leadership experience spanning multiple industries and sectors. Ms. Hood served as Secretary of State for the State of Florida from 2003 to 2005 and served three terms as Mayor and Chief Executive Officer for the City of Orlando, Florida, spanning from 1992 to 2003. Since 2006, Ms. Hood has provided business development and consulting services as President and Chief Executive Officer of Hood Partners, LLC, and also provides strategic consulting services to business, government and civic leaders across the country through triSect, a firm she founded in 2010. In addition, since 2008, Ms. Hood has served on the Board of Directors and Executive Committee for each of SantaFe HealthCare and Axiom Bank, NA, and currently serves as Chair of each.  She has also served as a director for engineering services firm Baskerville-Donovan, Inc. since 2006. Ms. Hood previously served on the Board of Directors and Audit Committee for energy services provider Allete (NYSE: ALE) from 2000 to 2003, and on the Board of Directors and Audit, Finance & Budget and Quality Committees for AvMed Health Plans from 2006 to 2008. Ms. Hood also currently serves in advisory roles for a variety of other civic and community organizations.

Ms. Hood will serve as a member of the Board's Compensation Committee. The Board affirmatively determined that Ms. Hood is independent under all applicable rules of the New York Stock Exchange, including with respect to Compensation Committee membership. There are no family relationships between Ms. Hood and any other director or executive officer of the Company nor are there any related party transactions involving Ms. Hood and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Hood and any other persons or entities pursuant to which Ms. Hood was appointed as a director of the Company.

Upon her appointment to the Board, Ms. Hood became entitled to a pro-rated portion of the Company's non-employee director compensation. As such, Ms. Hood is entitled to receive a prorated portion of the annual director retainer of $30,000. Ms. Hood will also be entitled to receive a prorated portion of the annual Compensation Committee member retainer of $6,000, reimbursement of her reasonable travel expenses incurred in connection with her attendance at Board and committee meetings, and up to $5,000 every two years for director education programs. In addition, non-employee directors of the Company are entitled to receive an annual equity grant of 2,750 restricted stock units under the Delta Apparel, Inc. 2010 Stock Plan. Ms. Hood will receive a restricted stock unit award for a prorated number of restricted stock units for her service on the Board during the Company's 2019 fiscal year.

A copy of the Company’s press release relating to this director appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.       Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Delta Apparel, Inc. on April 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	April 11, 2019	/s/ Justin M. Grow
Justin M. Grow
Vice President of Administration & General Counsel